United States

Securities and Exchange Commission

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

Kforce Inc.

(Exact Name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida	33605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As of December 3, 2004, Kforce Inc. (“Kforce”) entered into an Asset Purchase Agreement (the “Agreement”) with VistaRMS, Inc. (“Vista”) and the shareholders of Vista (the “Shareholders”). Vista is engaged in the business of providing integrated business and information technology staffing and solutions to the commercial and government sectors.

Pursuant to the Agreement, Kforce will purchase substantially all of the assets of Vista and will also assume and become responsible for certain of Vista’s liabilities. As consideration for the assets being acquired, Kforce will, upon the closing of the transactions contemplated by the Agreement, issue at a maximum, 2,348,337 shares of Kforce common stock (the “Common Stock”) to Vista (the “Consideration”). The number of shares of Common Stock to be issued in connection with the Agreement was based on a price per share of Common Stock of $10.22, which represented the average per share closing price of the Common Stock during the period of October 20, 2004 through November 2, 2004.

On the date of closing, Kforce will place into escrow 450,000 shares of the total Consideration for the purpose of securing Vista’s indemnification obligations under the Agreement and will place an additional 782,779 shares of the total Consideration into escrow to satisfy potential adjustments to the Consideration that will be determined following the consummation of the transactions contemplated by the Agreement. The Consideration will be reduced (i) to the extent the net assets of Vista as of June 30, 2004 exceed the net assets of Vista as of the date of the closing of the transaction contemplated by the Agreement, (ii) in the event that revenue generated by Vista pursuant to contracts and relationships with its customers is not able to be assigned or transferred to Kforce, (iii) in the event that certain of Vista’s accounts receivable that are being transferred to Kforce under the Agreement remain uncollected 90 days following the closing of the transaction contemplated by the Agreement, and (iv) by the amount of any tax liability incurred by Kforce resulting from Vista’s use of the cash receipts and disbursements method of accounting for computing taxable income. The transaction is subject to obtaining all necessary consents and approvals.

The Consideration to be issued in connection with the Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the Consideration will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press release of Kforce Inc. dated December 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

December 8, 2004	By:	/s/ Joseph J. Liberatore
Joseph J. Liberatore,
Chief Financial Officer